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                                                                      EXHIBIT 21

                          CRESTLINE CAPITAL CORPORATION
                                  SUBSIDIARIES

1)    CC Birmingham LLC
2)    CC GB Leasing LLC
3)    CC IM Leasing Corporation
4)    CC NEquity Corporation
5)    CC Stratford LLC
6)    CC Technology Square LLC
7)    CC USAGP LLC
8)    CC Warren LLC
9)    CCC Chesapeake LLC
10)   CC/CL Canada Corporation
11)   CCCL Leasing LLC
12)   CCGP Sugar Land Corp
13)   CCHI Key West LLC
14)   CCHP I Corporation
15)   CCHP II Corporation
16)   CCHP III Corporation
17)   CCHP IV Corporation
18)   CCLP Sugar Land Corporation
19)   CCMH Courtyard I LLC
20)   CCMH Residence Inn LLC
21)   CCMP Leasing Corporation
22)   CCRI USA LLC
23)   Charlotte CBM LLC
24)   CL Charlotte LLC
25)   Crestline Hotels & Resorts, Inc.
26)   Crestline Hotels & Resorts, Inc. - Baltimore
27)   Crestline Hotels & Resorts, Inc. - Kansas
28)   Crestline Hotels & Resorts - Florida LLC
29)   CSB Stratford LLC
30)   Portsmouth Hotel Associates, LLC

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